Exhibit 10.13

Accounts Receivable Pledge Contract

Accounts Receivable Pledge Contract

Pledgor: Shenzhen Photon Broadband Technology Co., Ltd.

Pledgee: Shenzhen Branch, Shanghai Pudong Development Bank Co., Ltd.

Whereas:

       In order to secure the full and timely performance of all the obligations under the Master Contracts by the debtor (please see Article X hereunder for details) and safeguard the realization of creditor’s rights, the Pledgor voluntarily creates a pledge over the accounts receivable as mentioned herein and provides a guarantee with respect to all the debts owed by the debtor under the Master Contracts.

       The Pledgee, upon verification, agrees to accept the provision of pledge guarantee by the Pledgor. In order to ascertain the rights and obligations of both parties, pursuant to the Property Rights Law of the People’s Republic of China, the Measures for the Registration of the Pledge of Accounts Receivable, and their operating rules, this Contract is entered into by both parties, who shall abide by it strictly.

Article I: Pledge of Property

      The pledged property is the accounts receivable lawfully owned by the Pledgor (for a detailed description, please see Section 3, Article X, of this Contract).

      The accounts receivable as mentioned herein refer to the right of the Pledgor to demand the obligor to make payments in return for offering certain goods, services or facilities, including existing and potential monetary claims and the proceeds thereof, but not including the right to claim payments from bills or other negotiable securities.

      The accounts receivable as mentioned herein include the following rights:

1.	claims from sale, including the sale of goods, the supply of water, power, gas, or heat and the licensed use of intellectual property;

2.	claims from leasing, including the leasing of movable and immovable property;

3.	claims from rendering services;

4.	the right to charge fees for immovable property such as highways, bridges, tunnels and ferries etc.; and

5.	claims from the granting of loans or other credit.

Article II: Principal Debts and Pledge

1.	The secured principal debts

(i)     Details of the secured principal debts hereunder are stipulated in Article X of this Contract.

(ii)   References to “due” and “maturity” in the Contract include situations in which early maturity dates are announced by the creditor.

2.	Scope of guarantee

Apart from the principal debts as mentioned herein, the scope of guarantee under this Contract also includes the interest arising therefrom (the interest referred to herein includes interest, penalty interest and compound interest), default penalty, damage compensation cost, service charges, insurance premiums and other costs incurred as a result of execution or performance of the Contract, as well as the costs in connection with the Pledgee’s realization of security rights and debts (including but not limited to disposition fees, taxes, litigation costs, auction fees, execution costs, legal costs and travel expenses), together with, after the Master Contracts take effect, the amount of performance bond called upon by the creditor but not deposited.

3.	Preferential rights to be paid off

The Pledgor shall ensure that the Pledgee takes the priority in having its claim satisfied with the relevant proceeds of the pledged property.

The Pledgee may elect not to exercise other security rights (if any) against the debtor at first. Instead, it may directly exercise the pledge right under this Contract. The Pledgor agrees that, under any circumstances, the failure to exercise or exercise promptly any rights with the debtor under other loan documents, including but not limited to creditor’s rights, security interest, and default remedies, shall not be deemed as the Pledgee’s failure to exercise or giving up the right to exercise the said rights. Nor shall it affect the full exercise of its rights under this Contract.

4.	Modification of Master Contracts

The rights and interests of the Pledgee under the Contract shall not be affected in any way by any indulgence or extension of repayment date granted to the debtor by the Pledgee, or amendment, modification or substitution of any provisions of Master

Contracts by the Pledgee and debtor. In the event of the above circumstances, the prior approval of the Pledgor is deemed to have been given and the security responsibilities of the Pledgor shall not be diminished as a result of this.

Where the creditor provides the debtor with the issuance of a letter of credit, letter of guarantee or standby letter of credit under the Master Contracts, any amendment made by the creditor or debtor to the letter of credit, letter of guarantee or standby letter of credit under the Master Contracts does not require the consent of the Pledgor or giving notice to the Pledgor. The prior consent of the Pledgor is deemed to have been sought and the security responsibilities of the Pledgor shall not be diminished as a result of this.

Article III: Registration of Pledge

After the Pledgor and Pledgee have signed the Contract, the Accounts Receivable Pledge Registration Agreement shall be signed in accordance with the stipulations of Measures for the Registration of the Pledge of Accounts Receivable of the People’s Bank of China. Upon the signing of this Contract, the Pledgee shall arrange for the registration of the pledge of accounts receivables with the registration and public notice system established by the People’s Bank of China Credit Reference Centre. The Pledgor shall give a true, complete and accurate account of all the requisite information required for registration of the pledged accounts receivable. At the same time, the Pledgor undertakes that, where the Pledgor is an entity, written notice shall be given to the Pledgee of all of the officially registered names of the entity within the 4 months preceding the registration of pledge/assignment, in a truthful, complete, accurate and timely manner. Where the Pledgor is an individual, the Pledgee shall be informed of all valid identity document numbers (whether now or in the past) in a truthful, complete, accurate and timely manner, failing which the Pledgor is deemed to have committed a breach of contract and shall be held liable.

Following the repayment of debts in full under the Master Contracts and complete discharge of the obligations of the Pledgor under the Contract, the Pledgee shall, upon the written request of the Pledgor, arrange for the registration of cancellation of the relevant pledge with the accounts receivable pledge registration and public notice system of the People’s Bank of China Credit Reference Centre in accordance with the relevant stipulations of the Measures for the Registration of the Pledge of Accounts Receivable and its operating rules.

Article IV: Regulation of Accounts Receivable

      1.       The Pledgor has already opened a special settlement account (as a regulated account) with the Pledgee. Bank:                     , Name of Account:                     , Account No.:                     . The Pledgee undertakes that, during the term of the pledge, the accounts receivable pledged under this Contract shall be returned and credited directly to the regulated account, which shall be subject to the close-ended supervision of the Pledgee.

      2.       The Pledgor authorizes the Pledgee to take the initiative to withhold and deduct the corresponding sum from the regulated account if the debtor and/or Pledgor are found to have breached the Contract.

Article V: Realization of Pledge Rights

1.      In the event of any one of the following circumstances, the Pledgee is entitled to realize the pledge rights as stipulated herein or apply them to replenishing the performance bond:

      (i)       Where the debtor commits an act constituting a breach under the Master Contracts;

      (ii)      Where the creditor may realize the debt under the Master Contracts at an earlier date;

      (iii)     Where the Pledgor commits an act constituting a breach under the Master Contracts;

      2.       If any circumstances occur as stipulated herein, the Pledgee has the right to withhold a corresponding amount from the regulated account for the purpose of repaying the debt in advance or, in the case that the debt had fallen due, transfer funds from the regulated account to repay the debt. Any surplus amount, if any, would be attributable to Pledgor after the settlement of debt. If the funds in the regulated account are insufficient to repay the outstanding amount, the Pledgee is entitled to demand that the Pledgor to repay the shortfall immediately.

      3.       The Pledgor shall actively seek to recover the receivables. In that case that the receivables are not settled as originally scheduled, the Pledgor shall notify the Pledgee promptly. If the Pledgor fails to exercise its rights over the accounts receivable, the Pledgee has the right to exercise subrogation rights according to law.

      4.       When the Pledgee realizes the pledge rights, it is entitled to do so in the following manner: if the currency of principal debts is consistent with the currency of accounts receivable, the accounts receivable should be used in repaying the debt directly or in preparation for making external payments. If the currency of the principal debts differs from that of the accounts receivable, the accounts receivable shall be converted into the currency of the principal debts at an exchange rate determined by the creditor and applied to paying off the principal debts or in preparation for making external payments. All costs arising from this shall be borne by the Pledgor.

Article VI: Statements and Warranties

      The Pledgor makes the following statements and warranties to the Pledgee:

      1.       The Pledgor is an independent legal entity or an individual with the capacity for civil conduct who possesses all of the necessary rights and abilities and is able to perform the obligations under this Contract in its own name and independently assume civil liability.

      2.       The Pledgor is entitled to sign this Contract and has completed all authorizations and approvals necessary for the signing of the Contract and performing the obligations hereunder. The provisions contained herein reflect the true will of the Pledgor and have binding effect on the Pledgor.

      3.       The Pledgor warrants that it shall abide by the law. The signing and performance of the Contract will not be in violation of the law (the law referred to herein includes laws, rules, regulations, local laws, and judicial interpretation), Articles of Association, relevant documents of competent authorities, judgments, rulings which should be observed by the Pledgor and are not in conflict with any contract, agreements signed by the Pledgor, or any other obligations undertaken by the Pledgor.

      4.       The Pledgor warrants that all financial statements compiled by it, if any, are in compliance with the laws of China (excluding the Hong Kong and Macau Special Administrative Regions and Taiwan). The financial statements give a true, complete and fair view of the financial status of the Pledgor. Furthermore, all information and documents supplied to the Pledgee by the Pledgor in the course of signing and performance of the Contract are true, valid, accurate and complete without any concealment of facts.

      5.       The Pledgor warrants that it shall complete all filings or registrations necessary for the valid and lawful performance of the Contract, and pay all taxes and costs thereof.

      6.       There has been no material and adverse change to the business and financial status of the Pledgor since the date of the latest audited financial statement.

      7.       The Pledgor warrants that it is entitled to the full and lawful rights of ownership of the pledged accounts receivable. Currently, any form of guarantee and other priority rights (other than the rights created for the purpose of this Contract) have not been retained and no assignment (including but not limited to factoring business) has been carried out with respect to the accounts receivable. Nor does there exist or possibly exist any form of dispute over the title, restriction of rights or defects, and there does not exist any third party claiming any rights over the pledged property.

      8.       The Pledgor has already disclosed to the Pledgee important facts and circumstances, which have come to his knowledge or should have come to his knowledge and is important for the Pledgee in deciding whether to grant the financing under the Master Contracts.

      9.       The Pledgor acknowledges that, on the date of signing of the Contract and during the performance of the Contract, there do not and will not exist cases of default on payments, including but not limited to salaries of staff, medical expenses, disability subsidies, relief payments and compensation.

      10.     The Pledgor warrants that there do not exist situations or events which will or may have a material and adverse impact on the ability of the Pledgor in performing the Contract.

      11.     The Pledgor warrants that there do not exist any circumstances of restriction of assignment or pledge in the basic contracts of the pledged accounts receivable, nor any stipulation for offsetting the accounts receivable against other debts of the Pledgor. Without the written approval of the Pledgee, any form of modification or early termination of the basic contract is not allowed.

      12.     The Pledgor warrants that the Pledgor possesses full and lawful rights of ownership to the movable or immovable property underlying the pledged accounts receivable. The movable or immovable property does not retain any form of guarantee or other priority rights (other than those created for the purpose of the Contract). Nor does there exist or possibly exist any form of ownership dispute, restriction of rights or defects, and there does not exist any third party claiming any rights over the pledged property.

      13.     If the Pledgor raises and registers a disagreement over the above accounts receivable, the Pledgee shall be promptly notified of the relevant information.

Article VII: Agreed Matters

1.	Obligations of the Pledgor

 (i)   During the period when the pledge hereunder validly exists, except for the stipulations herein, the Pledgor undertakes not to, without obtaining the written approval of the Pledgee, create in any way any further pledge or other security interests over the pledged accounts receivable and the underlying movable or immovable property for the benefit of any third party other than the Pledgee.

 (ii)   The Pledgor undertakes not to take the following actions without obtaining the consent of the Pledgee in writing:

          Otherwise dispose of the pledged accounts receivable, such as offsetting accounts receivable debts, re-negotiating receivables for reasons of business discounts and disputes, or assignment of receivables.

         ‚ Selling, gifting over, leasing, lending, transferring, mortgaging, pledging or otherwise disposing of all or part of its substantial assets.

         ƒ Material changes to the business structure or form of organization of property rights, including but not limited to contracting, leasing, joint operation, company restructuring, shareholding reform, equity transfer, merger (or merger by way of absorption), joint venture (or cooperative venture), splitting up, setting up of subsidiaries, transfer of property rights and reduction of capital.

         „ Amendment to the Articles of Association or alteration of scope of business or core business.

         … Providing guarantees to a third party and, as a consequence thereof, having a material and adverse impact on its financial condition or ability to fulfil the obligations under the Contract.

         † Application for restructuring, bankruptcy or dissolution of the company.

         ‡ Signing of contracts/agreements which have a material and adverse impact on the ability of the Pledgor to fulfil the obligations hereunder or assuming relevant obligations with such implications.

         ˆ The Pledgor shall promptly advise the payers of accounts receivable that those accounts receivable had been pledged, and ensure that the full amount will be appropriated to the regulated account as mentioned in Article IV of this Contract or to the account designated by the Pledgee as scheduled.

        (iii)    The Pledgor undertakes that, during the existence of the pledge, if the following circumstances occur, the Pledgor shall notify the Pledgee on the day such an event occurs and the original copy of the relevant notice (affixed with company seal for non-natural persons, and signature required for natural persons) shall be dispatched and reach the Pledgee within five (5) banking days after the event takes place:

          Where there is any change to the statutory registered name or identity card number of the Pledgor.

         ‚ The occurrence of relevant events which render the representations and warranties made by the Pledgor under the Contract untrue and inaccurate.

         ƒ Where the Pledgor or its controlling shareholders, de facto controller or its related persons are involved in litigation or arbitration, or its assets are subject to seizure, attachment, freezing, enforcement or other measures of the same effect are taken against it, or its directors, supervisors, or senior management are involved in litigation, arbitration or subject to other enforcement measures.

         „ Where there are changes of legal representative (if any), responsible person, authorized representative, key person in charge of financial affairs, or correspondence address and work premises of the Pledgor, or the Pledgor (natural person) changes his residential address, place of usual abode, changes job, leaves the city where he lives on a long term basis, changes his name or there is an adverse change to his salary level.

         … Where a petition for restructuring or bankruptcy is filed by other creditors or in case of revocation by higher-level competent authorities.

         † Where there is dispute over the ownership of the pledged accounts receivable, or the pledge is or may be subject to an adverse impact by any third party.

         (iv) The Pledgor undertakes that in the course of signing and performance of the Contract, it shall, upon the demand of the Pledgee, furnish the required financial information at any time.

         (v) The Pledgor acknowledges that, before the debtor settles all debts due to the Pledgee under the Master Contracts, the Pledgor is prohibited from exercising its right of recourse and relevant rights entitled to it as a result of the performance of the Contract against the debtor.

         (vi) On request by the Pledgee, the Pledgor shall arrange to handle the formalities of a notarial certificate, which is enforceable, with a notary public office designated by the Pledgee. The Pledgor voluntarily accepts that enforcement action.

         (vii) The Pledgor shall provide information necessary for the registration of the pledge in a prompt, complete, valid and truthful manner and actively cooperate with the Pledgee in handling the formalities so as to ensure the realization of pledge rights on the part of the Pledgee.

         (viii) All costs associated with the evaluation, registration, notarization, safekeeping, warehousing, appraisal, and insurance of the pledged accounts receivable hereunder and the underlying movable/immovable property, maintenance of value of the pledged accounts receivable and safeguarding of the interests of Pledgee under the Contract, shall be wholly borne by the Pledgor.

        (ix) With respect to any third party’s claiming rights over the pledged accounts receivable and the underlying movable/immovable property, or any enforcement actions which are or may be adopted by judicial or administrative authorities on the pledged accounts receivable and the underlying movable/immovable property, in order to ensure that the security interests of the Pledgee hereunder will not be prejudiced in any way, the Pledgor shall defend against those claiming of rights or enforcement actions. All costs arising therefrom shall be borne by the Pledgor.

        (x) Where, for reasons other than the fault of the Pledgee, the value of the pledged accounts receivable and the underlying movable/immovable property falls to 90% or below of the original appraised value of the pledged property, the Pledgor shall, on request by the Pledgee, replenish the performance bond or provide additional guarantees accordingly within five (5) banking days from the date of dispatching of the Notice of Replenishing Pledged Property by the Pledgee.

        (xi) Where the Pledgor is not the debtor under the Master Contracts, the Pledgor hereby undertakes that, in the event of any one of the following circumstances, it shall unconditionally assume joint guarantee liability with the debtor with respect to the outstanding claims:

         The secured claims are not settled in full after the Pledgee exercises its pledge rights according to the Contract.

        ‚ Reasons on the part of the Pledgor that render the Contract not yet effective, void or revoked.

2.     Stipulations on transfers of funds

        (i)     If the Pledgor has outstanding debts which are past due, the Pledgee has the right to transfer the funds directly from any of the accounts opened by the Pledgor with Shanghai Pudong Development Bank in paying off the outstanding debts that are past due.

        (ii)   Unless otherwise stipulated by the competent state authorities, the proceeds received therefrom shall be applied in the following order of priority: first, repayment of outstanding amounts due on the part of the Pledgor and debtor, then settling the outstanding interest, and finally, repayment of the outstanding principal.

        (iii)   In the case that the currency of the proceeds generated from such funds transfers differs from that of the debts to be repaid, the Pledgee is entitled to settle/purchase foreign currency at a self-determined rate and repay the outstanding amount. The currency exchange risks shall be borne by the Pledgor.

3.     Proof of Claims

The accounting documents compiled and recorded by the Pledgee according to its business practices constitute valid proof of the secured principal claims of the Pledgor.

4.	Serving of Notice

(i)   Any notice given by either party to the other party shall be sent to the addresses shown on the signing page herein, unless it is notified in writing by the other party of a change in address. Once the notice is sent to the above address, it is deemed to have been served on the following dates: for letters, the seventh (7) banking day after the dispatch of registered mail to the principal business address (for natural persons, the residential address); for delivery by courier, the day when the recipient had signed to acknowledge receipt; for facsimile or emails, the day when the facsimile or emails are sent. However, all notices, requests or other correspondence sent or delivered to the Pledgee are deemed to have been served at the time when the Pledgee actually receives them. In addition, the originals (affixed with the company seal for non-natural persons, signature required for natural persons) of all notices and requests sent to the Pledgee via facsimile or email shall be delivered by hand or mailed to the Pledgee afterwards for confirmation purposes.

(ii)   The Pledgor agrees that any summons or notices issued as a result of litigation instituted against it shall be deemed to have been served if they are dispatched to the principal business or residential address as shown on the signing page of this Contract. Any change to the above address will not take effect unless a written notice of the same has been given to the Pledgee in advance.

5.	Validity, Modification and Rescission

(i)   This Contract is established and shall take effect after both the Pledgor and Pledgee have affixed their seals and have their legal representatives/responsible persons or authorized persons sign or seal it (if the Pledgor is a natural person, signature only). The pledge rights are established after the registration of the pledge is completed with the accounts receivable pledge registration system of the People’s Bank of China and is valid until the secured principal claims hereunder are fully discharged.

(ii)   If the Pledgee needs to rollover the loan or modify the registration, the Pledgor shall reach an agreement with the Pledgee with respect to matters regarding loan rollover, modification and registration.

(iii)   If any part of the provisions of the Contract is declared invalid or rescinded, the validity of the remaining provisions shall not be affected.

(iv)   After the Contract comes into force, neither party to the Contract is permitted to modify or rescind the Contract in advance. Where modification or rescission is required for the Contract, both parties shall reach unanimity through consultations and enter into a written agreement.

Article VIII: Events of Default and Handling

1.     Events of default

        The occurrence of any of the following circumstances shall constitute a default on the part of the Pledgor:

        (i)   Any statement, description, or warranty made by the Pledgor in this Contract, or any notice, authorization, approval, consent, certification and other documents arising from or in connection with this Contract are inaccurate or misleading at the time of being made, or are proved to be inaccurate or misleading, or are proved to be void or rescinded or have no legal effect.

        (ii)   Any breach of the statements, warranties or agreed matters in Article VI or Article VII of the Contract on the part of the Pledgor.

        (iii)   The Pledgor fails to meet the requirements of the Pledgee in the provision of complete formalities and authentic information of the pledged accounts receivable and underlying movable/immovable property, or hides the fact that there exist circumstances under which the pledged accounts receivable and underlying movable/immovable property are subject to joint ownership, dispute, attachment, seizure, or supervision, or that a pledge already exists.

        (iv)   The suspension of business, stoppage of production, closure of business, suspension of business for internal rectification, liquidation, being placed in receivership or conservatorship, restructuring, dissolution, revocation or cancellation of business licence, or bankruptcy of the Pledgor.

        (v)   The financial condition of the Pledgor deteriorates, encountering great difficulties in operation, or an event or situation occurs which has an adverse impact on its normal operations, financial condition or solvency.

        (vi)   The Pledgor, its controlling shareholders, de facto shareholders or related parties are involved in material litigation or arbitration or any of its significant assets is subject to seizure, attachment, freezing, enforcement or other measures carrying the same effect are adopted against it; or its legal representative, directors, supervisors or senior management are involved in any litigation, arbitration or subject to other enforcement actions which have an adverse impact on the solvency of the Pledgor.

        (vii)   The pledged accounts receivable and underlying movable/immovable property are subject to enforcement action by the judiciary authorities of the state or other competent organizations or other third parties asserting rights over them.

        (viii)   Where the Pledgor is a natural person, he or she dies or is declared to be dead.

        (ix)    Where the Pledgor is a natural person, a transfer of assets or attempt to transfer assets under the false pretense of marriage.

        (x)    Other acts in breach of this Contract by the Pledgor or in prejudice to the interests of the Pledgee, which are sufficient to impede the normal discharge of the Contract.

2.     Treatment of default

        If any of the above events of default happens, the Pledgee is entitled to declare that the principal claims are due on an earlier date or request the debtor to replenish the performance bond, and may, as stipulated in Article V, transfer funds from the regulated account and apply them in discharging all claims which are secured by the pledged accounts receivable, or apply them in replenishing the performance bond. At the same time, the Pledgee may request the Pledgor to make a default payment (calculated according to Article X of this Contract). Where the default payment is insufficient to cover the losses suffered by the Pledgee, the Pledgor shall indemnify the Pledgee against all resulting losses.

        At the same time, the Pledgor shall seek recovery of the receivables actively. Should the Pledgor fail to exercise its rights over the accounts receivable, the Pledgee is entitled to exercise subrogation rights according to law.

Article IX: Other Provisions

1.     Applicable laws

        The Laws of the People’s Republic of China (excluding the Hong Kong and Macau Special Administrative Regions and Taiwan) are applicable to this Contract.

2.     Dispute Resolution

        All disputes arising from this Contract shall be resolved through friendly consultations. In the case that an agreement cannot be reached, the People’s Court where the Pledgee is located has exclusive jurisdiction over the matter. During the period of dispute, the parties shall continue to perform the undisputed provisions.

3.     Miscellaneous

      (i)   The parties hereto may revise through negotiation matters not mentioned herein and set out those additional terms and conditions in Article X of this Contract. Alternatively, the parties hereto may enter into a written agreement as an Appendix to the Contract. The Appendix to this Contract (detailed in Article X of this Contract) is an inseparable constituent part of the Contract and has the same legal effect as the main text.

      (ii)   Unless otherwise stated herein, the relevant terms and expressions in this Contract have the same meetings as those in the Master Contracts.

      (iii)   The insertion of headings herein is for reference only and should not be regarded as the basis of interpretation of the content under that heading.

Article X: Essential Terms of Contract

(N.B.: Please “✓“ in the boxes as appropriate)

1.	Master Contracts secured by this Contract 【corresponding to the terms and conditions under “Whereas”】

       ☒ Master Contracts are 《                    》 【No.                    】 signed between the creditor (namely the Pledgee under this Contract, same below) and                     , the debtor, on         (dd)         (mm)         (yy).

       ☑ This is a Maximum Pledge Contract. The Master Contracts are a series of credit contracts entered into by the creditor and Shenzhen Photon Broadband Technology Co., Ltd., the debtor, from 16 April 2009 to 16 April 2010 (fill in the period during which the claims have arisen).

2.	The secured principal debts 【corresponding to Item (i), Section 1, Article II of this Contract】

      The principal debt secured under this Contract is, according to the Main Contracts, the principal amount of debt (including loan principal, discount amount, and advances) arising from the provisions of financing or off-balance sheet business by the creditor to the debtor. The balance of principal debt secured is up to a maximum of RMB (currency) Twenty Five Million Yuan Only (in words).

     Balance of principal debts ＝ accumulated amount of principal debts already incurred－accumulated amount of principal debts already repaid.

    3.      Description of pledged property

      (i) ☑ All accounts receivable (including the receivables that have been or will be incurred) of the Pledgor which are incurred from the sales of products (enter specific description of the sale of certain kind of products or lease of certain property or provision of certain services) during 16 April 2009 to 16 October 2011. (applicable to the pledge of all accounts receivables of the Pledgor).

      (ii) ☒ All the accounts receivable incurred (including the receivables that have been or will be incurred) by the Pledgor during the period from         (dd)         (mm)         (yy) to         (dd)         (mm)         (yy) with respect to the following payers (fill in the full names of the payers of accounts receivable):                         ;                         ;                         ;                         ;

(applicable to the pledge of all accounts receivable from one or several customers of the Pledgor).

      (iii) ☒ All the accounts receivable incurred (including the receivables that have been or will be incurred) by the Pledgor during       (dd)         (mm)         (yy) to       (dd)         (mm)         (yy) with respect to the right to receive payment from the following immovable properties or other rights to charge fees: ☐ toll fees for stretch no.             to stretch no.             of              Highway, ☐ toll fees for                  bridge, ☐ toll fees for                  subway, ☐ fees for              berth to              berth, ☐                      accommodation expenses of student apartments; ☐ income from chargeable items of                      school (state the chargeable items), ☐                      right to charge electricity fees, ☐                              right to charge fees on sewage treatment, ☐                          export tax rebate. (Fill in the names and numbers of immovable properties in “        ”, applicable to the pledge of a particular kind of rights to charge fees).

      (iv) ☒ The following accounts receivable of the Pledgor (applicable to the pledge of one or more confirmed accounts receivable vouchers generated under contract):

      a. The accounts receivable generated from 《                        》 (name of contract or purchase order, same below) 【No.                】 signed between the Pledgor and                     , the currency of the accounts receivable is                     , the amount is                 , maturity date is on                     , invoice no.:                      (if any, may be more than one)

      b. The accounts receivable generated from 《                        》 【No.                】 signed between the Pledgor and                         , the currency of the accounts receivable is                     , the amount is                 , maturity date is on                     , invoice no.:                          (if any, may be more than one)

      c. Where the pledge involves more than three accounts receivable, the details of the accounts receivable are set out in Appendix 2 “List of Accounts Receivable”.

  (v) ☒ Other stipulations (for the purpose of ascertaining the accounts receivable to be pledged):

4.      Treatment of Default 【corresponding to Section 2, Article VIII of this Contract】

Default payment: equivalent to One (in words) percent of principal debts or

                         /                                                     .

5.      The registration fee of the pledge is RMB    /    , which is payable to the Pledgee by the Pledgor before the handling of registration.

6.      The Appendices to the Contract include: 【corresponding to Section 1, Article III and Item (i), Section 3, Article IX of this Contract】

(i) Accounts Receivable Pledge Registration Agreement.

(ii)    ☒ List of Pledges of Accounts Receivable.

(iii)   ☒ Letter of Undertaking Regarding Consent of Execution for Jointly-owned Property (applicable where the Pledgor is a natural person).

(iv) ☒ “                                                 ”.

(v) ☒ “                                                  ”.

7.      Other Matters Agreed by Both Parties 【corresponding to Item (i), Section 3, Article IX of this Contract】

/

8.      This Contract is in quadruplicate, one copy kept by the Pledgor, three copies kept by the Pledgee, / copy kept by /, all having the same legal effect.

      (No main text below on this page)

(This is the signing page with no main text)

    This Contract is signed by both parties (as below) on 30 April 2009. The Pledgor acknowledges that, at the time of signing this Contract, both parties have explained and discussed all the provisions in detail. Both parties have no disagreement towards any of the provisions herein and have an accurate understanding of the legal implications of the provisions with respect to the rights and obligations, restrictions of responsibility or release provisions of the subject persons.

Pledgor (company seal) [sealed] Shenzhen Photon Broadband Technology Co., Ltd.	Pledgee (company seal) [sealed] Shenzhen Branch, Shanghai Pudong Development, Bank Co., Ltd.

Legal representative or authorized person (signature or seal)	Responsible person or authorized person (signature or seal)

[signature stamp] [PING PETER XIE]	[signature stamp] [illegible]
(applicable to above legal person)

Pledgor (signature)

Category and no. of valid identity document:

(applicable to above natural person)

Residential address:	2/F, Hao Wei Bldg., Langshan No. 2 Road, Beiqu, High-tech Industrial Park, Nanshan District, Shenzhen	Principal place of business: Shenzhen International Chamber of Commerce Tower, Fuhua No. 3 Road , Futian District, Shenzhen
Postal code:		Postal code: 518000
Telephone No:		Telephone No:
Fax No.:		Fax No.:
Email:		Email:
Contact person:		Contact person:

Appendix 1-1:

Accounts Receivable Pledge Registration Agreement

Pledgee:	Shenzhen Branch, Shanghai Pudong Development Bank Co., Ltd.
(hereinafter referred to as “Party A”)

Pledgor:	Shenzhen Photon Broadband Technology Co., Ltd.
(hereinafter referred to as “Party B”)

Whereas Party A and Party B have signed the Accounts Receivable Pledge Contract numbered 227909200900000004, Party B agrees to pledge the accounts receivable, as agreed, under the above contract to Party A. In order to protect the lawful interests of both parties, Party A and Party B shall arrange for the registration of the pledge in accordance with the stipulations of Measures for the Registration of the Pledge of Accounts Receivable and Operating Rules for Registration of the Pledge of Accounts Receivable of the People’s Bank of China. To this end, both parties agree as follows:

A.    Party B agrees that Party A shall arrange for the registration of the pledge, extension of term and modification of registration, if any, with the accounts receivable pledge registration and public notice system in accordance with the relevant stipulations of the People’s Bank of China, and provide a description of the debt obligation in the public notice system.

B.    Party B undertakes to:

1.    Provide all information necessary for the registration in a timely, complete and accurate manner, and actively cooperate with the other party in the registration process. Where the pledgor is an entity, Party A had been notified of all names used by Party B in the last 4 months preceding the date of the signing of this Agreement. Where the pledgor is an individual, Party A had been notified of all valid identity card numbers (whether now or in the past).

2.    Party B possesses complete rights of disposition of the pledged property under the pledge contract. Before Party A proceeds with the relevant registration of the pledge, there do not exist any prior rights to the pledged property which will affect the pledge rights of Party A. Nor shall any third party be entitled to assert any rights over the pledged property.

3.    During the period of existence of the pledge, the pledgor shall notify Party A promptly of any change in the registered information.

C.    This agreement is governed by the laws of China (excluding the Hong Kong and Macau Special Administrative Regions and Taiwan) and is construed accordingly.

D.    This agreement shall come into force after the legal representatives, responsible persons or authorized persons have signed their names and have affixed their company seals to the agreement.

E.    This agreement is in quadruplicate, two copies each kept by Party A and Party B, all of which shall have the same legal effect.

This agreement is signed by both parties in Shenzhen on 30 April 2009.

Pledgee:                                          (company seal)

[sealed] Shenzhen Branch, Shanghai Pudong

Development Bank Co., Ltd.

Responsible persons and authorized persons (signature and seal): [signature stamp] [illegible]

Pledgor:                              (company seal)

[sealed] Shenzhen Photon Broadband Technology Co., Ltd.

Legal representative or authorized person:                                          (signature and seal)

[signature stamp] PING PETER XIE

Pledgor (for natural persons):                                          (signature and seal)

Appendix 1-2:

List of Accounts Receivable

【corresponding to Item (iv), Section 3, Article X of

the Accounts Receivable Pledge Contract】

Payer of Accounts Receivable	Contract No.	Name of Contract or Purchase Order	Currency	Amount	Maturity Date	Invoice No.

Appendix 1-3:

Letter of Undertaking Regarding

Consent of Execution for Jointly-owned Property

(applicable where the Pledgor is a natural person)

Ref No.

To:              Branch/Sub-branch, Shanghai Pudong Development Bank Co., Ltd.

                         , Identity Card No.                        , am presently the lawful spouse of                         , the Pledgor. For the purpose of signing and performance of the Accounts Receivable Pledge Contract (hereinafter referred to as “Pledge Contract”) numbered                         , I hereby make the following undertaking:

I have sufficient knowledge of the aforementioned Pledge Contract which is signed by                                 . I consent to the signing and performance of the Pledge Contract by the Pledgor. I consent that as stipulated in the Pledge Contract, while the Pledgor assumes security responsibility on the Pledge Contract, the Bank shall be entitled to dispose of all the jointly-owned properties involved in the Pledge Contract, and have no objection whatsoever.

Yours faithfully,

Declarant:

(dd) (mm) (yy)

Attachments:

1. Copy of Identity Card

2. Copy of marriage certificate

Appendix 2:

Agreement on Registration of Transfer of Accounts Receivable

Assignee:	(hereinafter referred to as “Party A”)

Assignor:	(hereinafter referred to as “Party B”)

Whereas:

Whereas Party A and Party B have entered into the Factoring Agreement numbered                                 , Party B agrees to transfer the accounts receivable, as stipulated, under the above contract to Party A. In order to protect the lawful interests of both parties, Party A and Party B shall arrange for the registration of transfer of pledge in accordance with the stipulations of Measures for the Registration of the Pledge of Accounts Receivable and Operating Rules for Registration of the Pledge of Accounts Receivable of the People’s Bank of China. To this end, both parties agree as follows:

A.    Party B agrees that Party A shall arrange for the registration of transfer of pledge with the accounts receivable pledge registration and public notice system pursuant to the People’s Bank of China’s stipulations on the registration of pledges of accounts receivable, and provide a description of the debt obligation in the public notice system.

B.    Party B undertakes to:

1.

Provide all requisite information for the registration in a timely, complete and accurate manner and actively cooperate in registering the pledge. In the 4 months preceding the date of signing of this Agreement, Party B had used the following names:

[1]

2.

The accounts receivable transferred to Party A by Party B are lawful, valid and enforceable against the relevant payers according to law or contract provisions. There do not exist any restrictions on transfer. Before Party A arranges for the relevant registration of transfer, there do not exist any prior rights to the transferred property which affect the rights of Party A. Nor shall any third party be entitled to assert any rights over the transferred property (including but not limited to creditor’s rights, security rights and offsetting rights).

3.	During the period of registration of transfer, the Assignor shall promptly notify Party A of any change in registration of information.

C.    Description of transferred property in the Registration of Transfer:

1.

☐     All accounts receivable incurred by the Assignor from         (dd)         (mm)         (yy) to         (dd)         (mm)         (yy) (including the receivables that have been or will be incurred) (applicable where all receivables of the Assignor are transferred).

2.

☐    All accounts receivable incurred from         (dd)         (mm)         (yy) to         (dd)         (mm)         (yy) (including the receivables that have been or will be incurred) by the Assignor with respect to the following payers:                 ;                 ;                 ;                 ; (fill in the full names of payers of accounts receivable) (applicable where all accounts receivable of one or several customers of the Assignor are transferred).

3.	☐ The accounts receivable of the Assignor (applicable to the transfer of one or more confirmed receivable vouchers generated under contract):

a.

The accounts receivable generated under 《                        》 (name of contract or purchase order, same below) 【No.                    】 signed by the Assignor, the currency of accounts receivable is                     , the amount is                 , maturity date is on                     , invoice no.:                                                           (if any, can be more than one).

	b.	The accounts receivable generated under 《 》 【No. 】 signed by the Assignor, the currency of accounts receivable is , the amount is , maturity date is on , invoice no.: (if any, can be more than one).

	c.	Where the transfer involves more than three accounts receivable, the details of the accounts receivable are set out in the Appendix “List of Accounts Receivable”.

4.	☐ Other stipulations (for the purpose of ascertaining the accounts receivable to be transferred):

D.    This Agreement is governed by the laws of China (excluding the Hong Kong and Macau Special Administrative Regions and Taiwan) and is construed accordingly.

E.    This Agreement shall come into force on the date on which the legal representatives/responsible persons or authorized persons have signed or sealed and have affixed their company seals to the agreement.

F.    This agreement is in              copies,              copy each kept by Party A and Party B, and all shall have the same legal effect.

This agreement is signed by both parties in                              on         (dd)         (mm)         (yy).

Assignee:                                                   (company seal)

Responsible person or authorized person:                              (signature and seal)

Assignor:                                                   (company seal)

Legal representative or authorized person:                              (signature and seal)

Assignor (for natural persons):                                          (signature and seal)

Appendix :

List of Accounts Receivable

【corresponding to item 3(c), Section C of the Agreement on Registration of Transfer

of Accounts Receivable】

Payer of Accounts Receivable	Contract No.	Name of Contract or Purchase Order	Currency	Amount	Maturity Date	Invoice No.

Supplementary Agreement

With respect to matters in relation to the Accounts Receivable Pledge Contract numbered 227909200900000004 signed by the Pledgee and Pledgor, both parties have, upon adequate consultations, entered into a supplementary agreement as follows:

1.

In accordance with the Accounts Receivable Pledge Contract, to the extent that the Pledgee exercises its pledge rights with respect to the accounts receivable of the Pledgor or lodges an application with the court [superimposed seal of Shenzhen Sub-branch, Shanghai Pudong Development Bank Co., Ltd.] for enforcement of actions such as freezing, attachment, transfer of accounts receivable of the Pledgor or the funds standing to the credit of the bank account opened with Shanghai Pudong Development Bank, the amount involved shall be limited to the balance of the secured principal debts that have actually fallen due and the amount of indebtedness for which the Pledgor is liable.

2.	This Supplementary Agreement is a valid constituent part of the Accounts Receivable Pledge Contract and has the same legal effect as the aforementioned contract.

3.	This Agreement shall come into force on the date when the legal representatives or authorized persons of both parties have signed and affixed their company seals to the agreement.

4.	This Agreement is in quadruplicate, one copy kept by the Pledgor and three copies kept by the Pledgee, all of which shall have the same legal effect.

Pledgor (company seal)	Pledgee (company seal)
[sealed] Shenzhen Photon Broadband Technology Co., Ltd.	[sealed] Shenzhen Branch, Shanghai Pudong Development Bank Co., Ltd.

Legal representative or authorized person (signature or seal) [signature stamp] [PING PETER XIE]	Legal representative or authorized person (signature or seal) [signature stamp] [illegible]

Time of signature:	Time of signature: 2009.4.30

Supplementary Agreement

With respect to matters in relation to the Accounts Receivable Pledge Contract numbered 227909200900000004 signed by the Pledgee and Pledgor, both parties have, upon adequate consultations, entered into a supplementary agreement as follows:

1.

In accordance with the Accounts Receivable Pledge Contract, to the extent that the Pledgee exercises its pledge rights with respect to the accounts receivable of the Pledgor or lodges an application with the court [superimposed seal of Shenzhen Sub-branch, Shanghai Pudong Development Bank Co., Ltd.] for enforcement of actions such as freezing, attachment, transfer of accounts receivable of the Pledgor or the funds standing to the credit of the bank account opened with Shanghai Pudong Development Bank, the amount involved shall be limited to the balance of the secured principal debts that have actually fallen due and the amount of indebtedness for which the Pledgor is liable.

2.	This Supplementary Agreement is a valid constituent part of the Accounts Receivable Pledge Contract and has the same legal effect as the aforementioned contract.

3.	This Agreement shall come into force on the date when the legal representatives or authorized persons of both parties have signed and affixed their company seals to the agreement.

4.	This Agreement is in quadruplicate, one copy kept by the Pledgor and three copies kept by the Pledgee, all of which shall have the same legal effect.

Pledgor (company seal)	Pledgee (company seal)
[sealed] Shenzhen Photon Broadband Technology Co., Ltd.	[sealed] Shenzhen Branch, Shanghai Pudong Development Bank Co., Ltd.

Legal representative or authorized person (signature or seal)	Legal representative or authorized person (signature or seal)
[signature stamp] [PING PETER XIE]	[signature stamp] [illegible]

Time of signature:	Time of signature: 2009.4.30